UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 22, 2018

TRACON Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36818	34-2037594
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

4350 La Jolla Village Drive, Suite 800 San Diego, California		92122
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 550-0780 _______________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.Entry into a Material Definitive Agreement.

On March 22, 2018, TRACON Pharmaceuticals, Inc. (the “Company”) entered into a definitive securities purchase agreement (the “Purchase Agreement”) with certain purchasers identified therein (the “Purchasers”) pursuant to which the Company agreed to sell an aggregate of approximately 11.9 million shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), approximately 1.8 million pre-funded warrants to purchase one share of Common Stock (the “Pre-Funded Warrants”) to certain Purchasers whose purchase of Shares would otherwise result in such Purchaser, together with its affiliates, beneficially owning more than 9.99% of the outstanding Common Stock immediately following the closing (in lieu of Shares), and, in each case, associated warrants to purchase one share of Common Stock (the “Common Warrants” and, together with the Pre-Funded Warrants, the “Warrants”; the Shares and the Warrants collectively, the “Securities”), for an aggregate purchase price of approximately $38.7 million (the “Private Placement”). The purchase price for the Shares is $2.70 per Share (the “Share Purchase Price”), the purchase price for the Pre-Funded Warrants is the Share Purchase Price minus $0.01 per Pre-Funded Warrant, and the purchase price for the Common Warrants is $0.125 per Common Warrant. The Purchasers consist solely of accredited investors that include certain institutional and existing investors. The closing of the Private Placement is expected to occur on March 27, 2018, except with respect to approximately $3.5 million of the Securities, which is expected to close on or before April 6, 2018.

The Pre-Funded Warrants have a per share exercise price of $0.01 and the Common Warrants have a per share exercise price of $2.70. The Pre-Funded Warrants are exercisable for a period of seven years and the Common Warrants are exercisable for a period of six years. Each Warrant also provides that the holder thereof may not exercise such Warrant if the exercise would result in the holder beneficially owning more than 19.99% of the Company’s outstanding Common Stock.

Pursuant to the Purchase Agreement, the Company also agreed to file one or more registration statements with the Securities and Exchange Commission (the “SEC”) registering the resale of the Shares and the shares of common stock issuable upon exercise of the Warrants by the Purchasers, to have all such registration statements declared effective within the timeframes set forth in the Purchase Agreement, and to keep such registration statements effective for up to three years. The Company will bear all expenses of the registration, excluding fees of legal counsel for any Purchaser.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Purchasers, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such Purchase Agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to the investors generally. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company.

The securities to be issued by the Company pursuant to the Purchase Agreement and to be issued upon exercise of the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company relied and will rely on the private placement exemption from registration provided by Section 4(a)(2) of the

Securities Act and by Rule 506 of Registration D, promulgated by the SEC, and on similar exemptions under applicable state laws.

The foregoing descriptions of the Purchase Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement (and the forms of Warrants attached thereto) filed as Exhibit 99.1 to this Current Report on Form 8-K.

On March 23, 2018, the Company issued a press release announcing that it has entered into the Purchase Agreement. A copy of this press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Statements in this report that are not strictly historical in nature are forward-looking statements. These statements include but are not limited to statements related to the expected proceeds from and timing of the closing of the Private Placement and the anticipated filing of a registration statement to cover resales of certain of the Securities. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including TRACON’s ability to satisfy the conditions to closing the Private Placement. For a discussion of these and other factors, please refer to TRACON’s annual report on Form 10-K for the year ended December 31, 2017 as well as TRACON’s subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and TRACON undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof, except as required by law.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above are incorporated in this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1

Securities Purchase Agreement, dated March 22, 2018, among TRACON Pharmaceuticals, Inc. and the purchasers listed on Exhibit A thereto (including the form of Pre-Funded Warrant and the form of Common Warrant).

99.2	Press release, dated March 23, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRACON Pharmaceuticals, Inc.

Dated: March 23, 2018
	By:	/s/ Charles P. Theuer
Charles P. Theuer, M.D., Ph.D.
President and Chief Executive Officer